                                                                   Exhibit 10.10


                                 SALES AGREEMENT

This agreement effective as of the 15th day of March, 2000, is by and between LAMAZE from AMI, Inc., a Corporation organized and existing under the laws of the State of New York, having a place of business at 275 Central Park West, 14th Floor, New York, New York 10024 ("LAMI") and THE ROSE GROUP CORPORATION OF NEVADA, a Corporation organized and existing under the laws of the State of Nevada, and having a place of business at 1535 Northgate Boulevard, Sarasota, Florida, 34234-4760 ("ROSE").


                               W I T N E S S E T H

WHEREAS, LAMI represents that it has the exclusive right and license to use the federally registered trademark LAMAZE in conjunction with the advertising and distribution of various maternity and nursingwear products by virtue of an existing Contribution Agreement between LAMAZE International and LAMI, and

WHEREAS, ROSE represents that it has the expertise and knowledge to manufacture, supply and distribute, bill, and collect for LAMI various products under private label including the trademark LAMAZE, and remit and account to LAMI for sale of said products; and

WHEREAS, ROSE desires to obtain the right to sell certain products as approved by LAMI,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and the sum of one dollar, receipt of which is hereby acknowledged, and other good and valuable consideration, the parties mutually agree as follows:

1. LAMI warrants and represents that it has the exclusive right and license to use the federally registered trademark LAMAZE in conjunction with the manufacture, offering for sale, advertising and sale and distribution of various maternity and nursingwear products pursuant to a Contribution Agreement between LAMI and LAMAZE International. LAMI further warrants that Peter Incorvaia is fully authorized to enter into this Agreement for and on behalf of LAMI.

2. ROSE warrants and represents that Sheldon R. Rose is fully authorized to enter into this Agreement for and on behalf of ROSE. ROSE further warrants and represents that it has the necessary expertise, knowledge and capability to manufacture, supply and distribute, bill, and collect for LAMI various products under private label including the trademark LAMAZE, and remit and account to LAMI for the sale of said products.

                                  Initial   S.R.R.      Initial    P.I.
                                           --------              ---------
                                            S.R.R.                 P.I.

3. LAMI herby grants to ROSE and ROSE herby accepts from LAMI, upon the terms and conditions hereinafter specified, the rights to manufacture, supply, advertise, offer for sale, promote and sell for LAMI the products enumerated on EXHIBIT "A" annexed hereto ("Authorized Products") within the United States of America, its territories and possessions, for the term set forth herein. Except as indicated herein, for the term of this Agreement, LAMI will not grant any sales rights to any third party for the manufacture or sale of any of the Authorized Products. LAMI retains the right to sell any Approved Product through its own network with the Agreement of ROSE.

4. ROSE shall control and have full responsibility for the manufacture, packaging, inventory, pricing, shipment, invoicing and collection of accounts receivable with respect to the Authorized Products.

5. In consideration for the rights granted to ROSE by LAMI in this Agreement, ROSE has paid to LAMI a minimum of Twenty-Five Thousand dollars ($25,000.00) as of March 9th, 2000 and shall pay a minimum of Twenty-Five Thousand dollars ($25,000.00) on the following dates:
         August 15th, 2000, on February 15th, 2001, August 15th, 2001 and on February 15th, 2002. All of the aforementioned payments shall be non-refundable advances on the fee due to LAMI upon same year net annual sales of Authorized Products (the "Advances"). The Advances shall be credited against a five percent (5%) fee payable on sales of Authorized Products (Maternity Wear products combined with Maternity Support Hose, and Nursing Privacy Shawl). As used throughout this Agreement, the term "net sales" shall mean the gross sales proceeds from the sale of all Authorized Products less any returns by customers of ROSE or damaged or defective Authorized Products. As used throughout this Agreement, the term "annual net sales" shall mean the net sales as defined above for the time period from January 1 through December 31 of each year of the term of this Agreement. ROSE shall keep such records as are necessary for LAMI to ascertain the accuracy of the statements. ROSE shall provide LAMI with annual audited financial statements of the Lamaze Maternity Wear business.

6. LAMI acknowledges that it has examined ROSE's Authorized Products and that the quality standards of the samples thereof shown to LAMI are acceptable to LAMI. ROSE agrees that the Authorized Products shall meet or exceed such quality standards and LAMI agrees that Authorized Products that meet or exceed such quality standards shall be acceptable to LAMI for purposes of this paragraph. ROSE agrees to furnish complete product specifications to LAMI to establish minimum quality standard for all Authorized Products.

                                  Initial   S.R.R.      Initial    P.I.
                                           --------              ---------
                                            S.R.R.                 P.I.

7. Use of "LAMAZE" Mark: For any use of the "LAMAZE" mark as allowed under this Agreement in connection with advertising, packaging or marketing materials, it must at least once place the "R" letter in a circle by the "LAMAZE" mark, and then in a prominent location place the following statement "LAMAZE(R) is a registered trademark of LAMAZE International, Inc."

8. ROSE agrees to defend, indemnify and hold harmless LAMI, LAMAZE International, their respective officers, directors and shareholders from and against any and all claims of any third party alleging that the Authorized Products are defective or have caused injury.

9. ROSE agrees that, during the term of this agreement, it will maintain product liability insurance having liability limits customary in the trade, but in no event less than the amounts required by LAMAZE International to be carried by LAMI. As of the date of this agreement, LAMAZE International is requiring liability limits of One Million dollars ($1,000,000.00). LAMI and LAMAZE International shall be named as "additional insureds" on the product liability policies held by ROSE and shall provide LAMI with a copy of the declaration page to such policy as soon as practical after the execution of this Agreement.

10. The term of this Agreement is until December 31, 2001 and may be renewed by mutual agreement of the parties upon the terms agreed upon at the time of renewal.

11. This Agreement may be terminated by either party for a material breach of the provisions herein, upon written notice to the breaching party, if the breach is not cured within thirty (30) days of receipt of such notice.

12. All notices herein shall be sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to ROSE:       Mr. Sheldon R. Rose, Chairman, CEO
                           THE ROSE GROUP CORPORATION OF NEVADA 1535 Northgate
                           Boulevard Sarasota, Florida 34234-4760

         If to LAMI:       Mr. Peter Incorvaia, President
                           LAMAZE from AMI, Inc.
                           275 Central Park West, 14th Floor
                           New York, New York 10024


                                  Initial   S.R.R.      Initial    P.I.
                                           --------              ---------
                                            S.R.R.                 P.I.

13. ROSE expressly acknowledges the ownership by Lamaze International of the LAMAZE mark, and the right of Lamaze International to pre-approve all advertising, packaging and promotional materials with the Authorized Products containing the LAMAZE mark.

14. LAMI acknowledges the proprietary rights to the tradename THE ROSE GROUP CORPORATION OF NEVADA in Design, and Agrees that ROSE's tradename may appear on the Authorized Products, labels attached to the Authorized Products, and the packages in which the Authorized Products are sold so long as the LAMAZE tradename remains the dominate name appearing on the Authorized Products, its labels and packaging. ROSE may not advertise or promote any other products which it manufactures, now or in the future, along with an Authorized Product in such a way as to give the appearance that the unauthorized product is in any way connected with or endorsed by LAMAZE International or LAMI, or that the unauthorized product is comparable to the Authorized Product.

15. The parties hereto agree to the jurisdiction of the United States District Courts for the adjudication of disputes relating to the interpretation of or performance under this Agreement or the improper use of the parties trademarks or tradenames. The parties further agree that the laws of the State of New York shall apply to the interpretation of this Agreement regardless of any prior conflicts of law determinations.

16. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective corporate names by their respective officers thereunto duly authorized as of the day and year hereinabove first written.




LAMAZE from AMI, INC.


By:       /s/ PETER INCORVAIA                     Date:    March 15, 2000
     ---------------------------------------
         Peter Incorvaia, President




THE ROSE GROUP CORPORATION OF NEVADA


By:       /s/ SHELDON R. ROSE                     Date:    March 15, 2000
     ---------------------------------------
         Sheldon R. Rose, Chairman / C.E.O

                                   EXHIBIT "A"
                                   -----------

                              TO AGREEMENT BETWEEN

                              LAMAZE from AMI, INC.

                                       AND

                      THE ROSE GROUP CORPORATION OF NEVADA


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              ITEM                                 STYLE NUMBER
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Nursing Shawl                         60620
Maternity Support Hose                70, 80, 82, 84, 86, 88, 90, 92, 94, 96, 98
                                       and
                      All Maternity And Nursing Sportswear

-------------------------------------------------------------------------------














                                  Initial   S.R.R.      Initial    P.I.
                                           --------              ---------
                                            S.R.R.                 P.I.